                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                         TRUE NORTH COMMUNICATIONS INC.
.............................................................................
               (Name of Registrant as Specified In Its Charter)



..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................

                   [LOGO OF TRUE NORTH COMMUNICATIONS INC.]

                                                  NOTICE OF 1995 ANNUAL
                                                  MEETING OF SHAREHOLDERS AND
                                                  PROXY STATEMENT

Dear Shareholder:

  True North Communications Inc., the new form of global communications company we are building together, is rising on a firm foundation of financial and creative strength.

  In 1994, our Company achieved its third record year of sustained growth momentum--now with 12 consecutive quarters of earnings growth.

  This success is a tribute to our employees--our largest single shareholder group--whose performance last year enhanced return for all shareholders:

  . Net income reached an all-time high of $30.3 million.

  . Earnings per share were $1.34, a 17% increase over 1993; the recent two-for-one stock split underscored this strong financial progress.

  . Worldwide billings grew to $7 billion and FCB once again ranked number one in America.

  . The creative product of all True North agencies generated a dynamic impact in the marketplace and won widespread public acclaim.

  The Proxy Statement contains details on our upcoming Annual Meeting. You'll also find an enclosed proxy card to register your vote on important business items.

  Thank you for being a part of the True North family. We are staunchly committed to enhancing your stake in our continued success.

                                          Best regards,

                                          /s/ Bruce Mason
                                          Bruce Mason

                   [LOGO OF TRUE NORTH COMMUNICATIONS INC.]

                                --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 1995

                                                                  April 10, 1995

Dear Stockholder;

  You are cordially invited to attend the annual meeting of stockholders of True North Communications Inc. The 1995 annual meeting will be held at The Mandarin Oriental Hotel, The Embassy Room--Second Floor, 222 Sansome Street, San Francisco, California on May 17, 1995, at 1:00 P.M., local time, for the following purposes:

  1. To elect 13 directors to serve until the next annual meeting of stockholders.

  2. To approve the appointment of Arthur Andersen & Co. as auditors for 1995.

  3. To consider and act upon any other matters that may properly come before the meeting and any adjournments thereof.

  The close of business on March 31, 1995 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof. A complete list of such stockholders will be filed at least ten days before the meeting at the offices of the Company at 101 East Erie, Chicago, Illinois and will be available for inspection by any stockholder.

  Whether or not you plan to attend the meeting, please mark and then sign, date and return the enclosed proxy card in the accompanying envelope so as to assure the largest possible representation at the meeting. If you attend the meeting, your proxy will not be counted with respect to any matter upon which you vote in person.

                                                       /s/ Dale F. Perona
                                                       Dale F. Perona
                                                          Secretary

STOCKHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                         TRUE NORTH COMMUNICATIONS INC.

                                 APRIL 10, 1995

                                --------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 17, 1995

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of True North Communications Inc. (the "Company") for the annual meeting (the "Annual Meeting") of stockholders to be held at The Mandarin Oriental Hotel, The Embassy Room--Second Floor, 222 Sansome Street, San Francisco, California, on Wednesday, May 17, 1995, at 1:00 P.M., local time, and at any adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at FCB Center, 101 East Erie Street, Chicago, Illinois 60611-2897.

  Any proxy given pursuant to such solicitation may be revoked by the person giving it any time prior to its exercise. All properly executed, unrevoked proxies which are received will be voted as specified. Proxies will be voted in favor of each proposal set forth in the notice of meeting unless contrary directions are given. You may revoke your proxy at any time prior to the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person.

  A copy of the Annual Report of the Company for the year ended December 31, 1994, including financial statements, is being mailed with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material. This Proxy Statement and the accompanying form of proxy were first sent or given to stockholders on or about April 10, 1995.

                               VOTING SECURITIES

  Only stockholders of record at the close of business on March 31, 1995, the record date fixed by the Board of Directors, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding 22,968,202 shares of common stock (excluding 521,748 shares held in the treasury). Each stockholder is entitled to one vote in person or by proxy for each share of common stock owned by such stockholder on the above date. A majority of the outstanding shares of common stock (excluding shares held in the treasury) constitute a quorum.

  A proxy may indicate that all or a portion of the shares represented by that proxy are not being voted by the stockholder with respect to a particular matter. Any non-voted shares will be considered present for the purpose of determining the presence of a quorum.

  The following table shows each person or group of persons known to the management of the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's common stock as of the record date:

                                                  AMOUNT AND NATURE    PERCENT
               NAME AND ADDRESS                OF BENEFICIAL OWNERSHIP OF CLASS
               ----------------                ----------------------- --------
  Publicis Communication
   133 Champs Elysees
   75008 Paris, France........................   4,658,000 Shares       20.28%
  GeoCapital Corporation
   767 Fifth Avenue
   New York, New York 10153...................   2,033,200 Shares(1)     8.68%
  David L. Babson & Co., Inc.
   One Memorial Drive
   Cambridge, Massachusetts 02142-1300........   1,376,090 Shares(2)     5.87%

- - ----------------
(1) Based upon information furnished by GeoCapital Corporation in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 1995. Shares adjusted for two for one stock split.
(2) Based upon information furnished by David L. Babson & Co., Inc. in a
    Schedule 13G filed with the Securities and Exchange Commission on February 10, 1995. Shares adjusted for two for one stock split.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  The Board of Directors intends that the shares represented by proxies will (unless authority to do so is withheld) be voted in favor of the election as directors of the nominees set forth in the following table to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast. The thirteen nominees receiving the highest number of votes will be elected. If any nominee is unable to accept nomination or election, which the Board of Directors has no reason to anticipate, the shares represented by the proxies will be voted for the election of such other person as the Board of Directors may recommend.

                                                                   COMMON STOCK
                                                                   BENEFICIALLY
                                                                      OWNED
                                                          DIRECTOR  MARCH 31,
           NAME, AGE AND PRINCIPAL OCCUPATION              SINCE     1995(1)
           ----------------------------------             -------- ------------
BRUCE MASON (55).........................................   1986     179,808
 Chairman of the Board and Chief Executive Officer of the
 Company; other senior executive positions with the Com-
 pany or subsidiaries for more than five years.
LOUIS E. SCOTT (71)......................................   1962      25,365
 Retired; Formerly Chairman of the Executive Committee of
 the Company; Director of Smart & Final, Inc.
STEPHEN T. VEHSLAGE (55).................................   1975      13,367
 Retired Group Vice President, IBM Corporation.
NEWTON N. MINOW (69).....................................   1980      11,933
 Counsel or Partner, Sidley & Austin, attorneys, Chicago,
 Illinois for more than five years; Director of AON Cor-
 poration, Sara Lee Corporation, Manpower Inc. and Trib-
 une Company.
WILLIAM A. SCHREYER (67).................................   1993       5,867
 Retired; Chairman Emeritus Merrill Lynch & Co.; Merrill
 Lynch Executive more than five years; Chairman, Execu-
 tive Committee of Center for Strategic & International
 Studies; Director of Schering-Plough Corp., Willis
 Cooroon Group, Deere & Co., and Callaway Golf Co.
CRAIG R. WIGGINS (49)....................................   1986     100,686
 Vice Chairman of the Company; other senior executive po-
 sitions with the Company or subsidiaries for more than
 five years.

                                                                COMMON STOCK
                                                                BENEFICIALLY
                                                                   OWNED
                                                       DIRECTOR  MARCH 31,
         NAME, AGE AND PRINCIPAL OCCUPATION             SINCE     1995(1)
         ----------------------------------            -------- ------------
JACK BALOUSEK (49)...................................    1989     124,834
President and Chief Operating Officer of the Company;
 other senior executive positions with the Company or
 subsidiaries for more than five years.
MAURICE LEVY (53)....................................    1989      44,000(2)
Chairman of Publicis S.A., Publicis Communication,
 Publicis.FCB Europe and Publicis Conseil; other se-
 nior executive positions with those companies or
 subsidiaries for more than five years.
GREGORY W. BLAINE (46)...............................    1990      62,942
Executive Vice President, Director of Global Operat-
 ing Systems of the Company; other senior executive
 positions with the Company or subsidiaries for more
 than five years.
LAUREL CUTLER (68)...................................    1990      44,422
Retired; Formerly Director of Global Marketing Plan-
 ning; other senior executive positions with the Com-
 pany or subsidiaries for more than five years; Di-
 rector of Hannaford Brothers Co., Quaker State Corp.
TERRY M. ASHWILL (50)................................    1991      61,206
Executive Vice President, Chief Financial Officer of
 the Company; Chief Financial Officer of Carlson Com-
 panies, Inc. 1988-1991; Senior Vice President, Cor-
 porate Controller and other financial positions with
 Ryder System, Inc., 1974-1988.
J. BRENDAN RYAN (52).................................    1994      36,959
President and Chief Executive Officer, FCB/Leber Katz
 Partners; Executive Vice President and other execu-
 tive positions with Ogilvy & Mather Advertising
 1977-1991.
RICHARD S. BRADDOCK (53).............................    1994       1,667
Partner, Clayton, Dubilier & Rice, Inc.; Chief Execu-
 tive Officer of MEDCO 1993; President and other ex-
 ecutive positions with Citicorp 1973-1992.
All directors and executive officers as a group (15).             758,947(3)

- - ----------------
(1) Includes shares of the Company's common stock which certain nominees have the right to acquire under the Company's Stock Option Plan or Outside Director Stock Option Plan prior to May 30, 1995 as follows: Mr. Mason, 80,800 shares; Mr. Scott, 11,333 shares; Mr. Vehslage, 10,567 shares; Mr. Minow, 9,933 shares; Mr. Schreyer, 3,867 shares; Mr. Wiggins, 39,920 shares; Mr. Balousek, 102,640 shares; Mr. Levy, 44,000 shares; Mr. Blaine, 19,000 shares; Ms. Cutler, 23,360 shares; Mr. Ashwill, 49,560 shares; Mr. Ryan, 29,720 shares; and Mr. Braddock, 1,667 shares. Each of the individuals named in the table has sole voting and investment power with respect to all beneficially owned shares. Except for the shares of the Company's common stock Mr. Levy may be deemed to beneficially own, no director, executive officer or director nominee beneficially owns as much as 1% of the Company's outstanding common stock.

(2) Mr. Levy is a director and senior officer of Publicis S.A. ("PSA"), Publicis Communication ("PC"), and Publicis.FCB B.V. ("PBV"). The Company initiated an arbitration proceeding seeking a determination that PSA, PC, and PBV breached various contractual obligations owed to the Company under the 1989 "Alliance Agreements" among the Company, PSA, PC, and PBV. Detailed information about the Company's claims in the arbitration are set forth in its Form 8-K filing with the Securities and Exchange Commission ("SEC") made on April 4, 1995.

    The Form 8-K was filed in response to PSA and PC's Schedule 13D amendment filed with the SEC on March 31, 1995 setting forth in detail various claims and counterclaims which it intends to pursue in the arbitration.

    As a director and senior officer of PSA, PC, and PBV, Mr. Levy participated in the actions of PSA, PC, and PBV that are the subject of the arbitration and is continuing to participate in their activities, including their defense in the arbitration. In view of the pending arbitration and other issues between the Company and PSA, PC, and PBV, disagreements have arisen concerning the potential conflict between Mr. Levy's role and duties as a director of the Company and his management role with PSA, PC, and PBV. The Company is addressing whether or not Mr. Levy, by his participation in the action of PSA, PC and PBV described above, has breached his fiduciary duties (including the duty of loyalty) as a director of the Company and is prepared to take action based on that determination. (Mr. Levy has asserted that he believes other directors of the Company have breached their fiduciary duties to the Company by, among other things, causing the Company to pursue its contractual right to commence the arbitration.) The Company is addressing this potential conflict through various means, meanwhile limiting Mr. Levy's participation and involvement in discussions of the Company's Board that relate directly to these matters.

    The Alliance Agreements require the Company's management to recommend to the Nominating Committee of the Company's Board for nomination as a director a person designated by PC, and management complied with this obligation by recommending PC's designee, Mr. Levy. The Company's Board of Directors recommends that the stockholders re-elect Mr. Levy as a director because the effect of re-electing Mr. Levy is to preserve various obligations of PSA and its affiliates under the Alliance Agreements relating to share ownership, voting and reciprocal Board representation in Europe. Mr. Levy may be deemed to be the beneficial owner of the 4,658,000 Company shares owned by Publicis Communication to the extent he has authority to vote such shares.

(3) Equivalent to 3.3% of the Company's outstanding common stock.

  The Company's Board of Directors met four times during 1994. Employee directors receive no compensation for their services on the Board of Directors or Committees except that they may become eligible for a benefit under the Company's Directors Part-Time Employment Agreement. Under this Agreement an employee director between the ages 55 to 65 can continue employment on a part-time basis and receive part-time salary payments for five years up to the attainment of age 65. Part-time salary is determined as 45% of the highest five year average compensation (salary plus variable incentive compensation) during the prior 10 years of full time employment, reduced by 1/30 for each year service less than 30 years.

  Directors who are not employees of the Company or any of its subsidiaries are paid $23,000 annually for their services. A per diem allowance of $2,000 is paid to non-employee directors for attendance at board meetings, meetings of committees of the board, work on special assignments or requested attendance at other management meetings. Aggregate per diem payments to such directors in 1994 were $32,500. The Outside Director Stock Option Plan provides for grants to Outside Directors in proportion to the total of their annual retainer and per diem allowance. The basis for granting options is a formula tied to annual growth in net income. Under the terms of this Plan, on March 10, 1995, Louis E. Scott, Newton N. Minow, Stephen T. Vehslage each received an option to purchase 4,000 shares of the Company's Common Stock, William A. Schreyer received an option to purchase 3,600 shares of the Company's Common Stock and Richard S. Braddock received an option to purchase 1,000 shares of the Company's Common Stock at a price equal to the average closing price for the 10 trading days prior to the date of award. Stock Options awarded under the plan are immediately exercisable with respect to one-third of the shares covered thereby, and, an additional one-third on each of the next two anniversaries of the grant. In 1994, upon his election to the Board of Directors, Richard S. Braddock also received an initial option to purchase 4,000 shares under the Plan.

  Richard S. Braddock, Louis E. Scott, and William A. Schreyer are members of the Company's Audit Committee. Mr. Braddock joined the committee in November, 1994. The functions of this committee, which met three times during 1994, are to 1) review and approve the Company's internal audit program and the system of internal controls, 2) to select independent public accountants for recommendation to the board and stockholders for approval, and 3) to review with such accountants the scope and results of the annual audit.

  Stephen T. Vehslage, Newton N. Minow, Louis E. Scott and William A. Schreyer are members of the Company's Compensation Committee. Mr. Schreyer joined the Committee in November, 1994. The functions of this committee, which met four times during 1994, are to determine the compensation and all other terms of employment, including the grant of options, for employees who are directors or officers of the Company.

  Newton N. Minow, Louis E. Scott, Stephen T. Vehslage and William A. Schreyer are members of the Company's Nominating Committee. Mr. Schreyer joined the Committee in November, 1994. The function of this committee, which met four times during 1994, is to recommend to the full board nominees for election as directors. Stockholders may recommend director candidates for consideration by the Committee. Any recommendations by stockholders to the Committee for nominees for election at the 1996 Annual Meeting must be submitted in a written notice to the Secretary of the Company at least 30 days but no more than 90 days prior to March 31, 1996. The Company's By-Laws provide, in general, that stockholders may directly nominate one or more persons for election as directors at the Annual Meeting only if written notice of the stockholder's intent to make such nomination is received by the Secretary of the Company at least 50 days but no more than 90 days before the date of the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED
ABOVE.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee has sole authority for determining the compensation for the directors and officers of the Company. Stock option grants for all employees of the Company must also be reviewed and approved by the Committee. Finally, the Committee reviews and recommends changes to the direct compensation, remuneration and benefit programs for all employees of True North Communications Inc.

  The Compensation Committee met four times during 1994. In addition to decisions regarding executive compensation, other actions and activities of the Committee during the year included:

  . Welcoming William A. Schreyer, retired Chairman of Merrill Lynch & Co., to the Committee on November 8, 1994.

  . The recommendation that the Company's Performance Program incentive compensation elements be presented to shareholders for approval in order to maintain the full deductibility of amounts in excess of the IRS 162(m) limits. Shareholders approved this proposal in May, 1994.

  . A comprehensive review of the overall incentive compensation program using both internal staff and external compensation consultants. This review reaffirmed that the Company is interpreting survey data correctly in its application of the Performance Program. The program is working as intended and can in some measure be credited with the third consecutive year of 18% growth in earnings for the Company.

  . Adoption of stock ownership guidelines for the Employee Directors of True
    North Communications Inc. These guidelines require that a specified amount of an executive's annual base salary be achieved as a level of personal stock ownership in the Company. The

   Chief Executive Officer must achieve a level of stock ownership equivalent to 3 1/2 times annual base salary. All other Employee Directors must achieve a level of stock ownership equivalent to 2 1/2 times base salary. Employee Directors have five years to build to this level with progress toward this goal regularly reviewed and taken into account in administration of the Performance Program.

  . Approval of stock option grants to 167 senior executives totaling 639,300 shares during 1994.

  In making compensation decisions in 1994 for individual executives, the Committee was guided by the detailed pay-for-performance principles contained in the True North Performance Program. This program has been approved by Shareholders with the details provided in prior proxies.

  The principles and each component in place since 1992 and used for 1994 administration were:

    Base Salary--This is managed over time to remain below the average for comparable positions at competitive multinational advertising agencies. Each of the agencies reported as the peer group for the company performance chart have been included in this group of competitive agencies for purposes of comparison. No minimum nor maximum interval between raises exists. Since the inception of the True North Performance Program, the average interval between raises for Employee Directors has averaged about 25 months.

    Variable Incentive Compensation--The potential amount of Variable Incentive Compensation is determined by improvement in Company net income versus the prior year on an accelerated, sliding scale basis. The basis for 1994 awards was the 18% improvement in the Company's net income from 1993 to 1994. Actual individual awards of Variable Incentive Compensation are then determined by the level of profit growth and achievement of other measurable objectives for which the individual was responsible. These objectives, in varying degrees, include such items as establishing ways of incenting and measuring improvement in the quality of the creative product, implementation of key elements of the Company's growth plan, and measuring effectiveness in fulfillment of management responsibilities.

    Deferred Variable Incentive Compensation--Deferred Variable Incentive Compensation is also determined by improvement in Company net income versus the prior year on an accelerated sliding scale basis though with lower potential awards than the Variable Incentive Compensation component. Deferred Variable Incentive Compensation vests at 20% on the date of award and an additional 20% per year for each of the four subsequent years. Like Variable Incentive Compensation, actual individual awards are adjusted based on performance against measurable objectives as noted above.

    Variable Incentive Stock Options--The granting of Variable Incentive Stock Options is intended to incent executive performance over both the short and long term. Annual grants are determined by the amount of improvement in Company net income versus the prior year. Improvement in prior year's results is the basis for making grants as the Committee does not take into consideration the amount and terms of prior awards in determining the grant size. The value of the grants, however, increases only as the value of the Company's common stock for all stockholders increases over time. Incentive stock option grants are made at an amount no less than current fair market value, vest over five years and are exercisable over ten years.

  Compensation for 1994 for the Chief Executive Officer, Bruce Mason, was based upon these principles and followed the prescribed approach for each component.

  Mr. Mason's base salary was last changed March 1, 1993. This level of salary still places him below the competitive average consistent with the True North Performance Program principles.

  Mr. Mason's Variable Incentive Compensation for 1994 was $630,000. Based on the Company's record performance, Mr. Mason was eligible for a maximum of $840,000, but he requested that the amount be reduced in light of recent softness in the price of the Company's stock. The maximum award would have been merited, reflective of attainment of all Company financial and personal performance objectives. These included an 18% increase in net income over 1993, a 12.4% increase in operating margin and achievement of qualitative objectives tied to establishing a strong foundation for the Company's future growth, particularly as it relates to the creation of the True North architecture.

  Mr. Mason's Deferred Variable Incentive Compensation for 1994 performance was $225,000 of which $45,000 was immediately vested. The remainder vests equally over the next four years. Performance criteria for this award were the same as for the Variable Incentive Compensation component. As with Variable Incentive Compensation, Mr. Mason was eligible for a maximum award of $300,000, but voluntarily reduced the amount.

  Finally, Mr. Mason was granted Variable Incentive Stock Options for 53,000 shares during 1994. A 1995 grant of 42,000 shares was awarded to Mr. Mason. As with the other components, Mr. Mason was eligible for a maximum grant in 1995 of 56,000 shares but voluntarily reduced the award.

  All decisions regarding Mr. Mason's 1994 Variable Compensation components were made by the Compensation Committee on March 10, 1995 after Company earnings information for 1994 became available.

  The Compensation Committee will continue to monitor and review all aspects of the True North Performance Program. The Program currently is meeting its objectives of incenting growth in earnings and improving the overall operations of the Company. The Committee feels that the True North Performance Program has contributed significantly to the Company's performance over the past three years. Strong earnings growth along with the momentum and expectation to continue this trend in future years is the surest way to increase shareholder value over the long term.

                                          Stephen T. Vehslage, Chairman
                                          Newton N. Minow
                                          Louis E. Scott
                                          William A. Schreyer
                                          Members of the Compensation
                                          Committee

                             EXECUTIVE COMPENSATION

  The Summary Compensation Table shows the compensation for the past three fiscal years of the Company for the Chief Executive Officer and the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION           LONG TERM COMPENSATION
                              ------------------------------------ -----------------------
                                                                      AWARDS     PAYOUTS
          NAME                                                     ------------ ----------
          AND                                                       SECURITIES                ALL OTHER
       PRINCIPAL                                    OTHER ANNUAL    UNDERLYING     LTIP      COMPENSATION
        POSITION         YEAR  SALARY   BONUS      COMPENSATION(2) OPTIONS/SARS PAYOUTS(3)       (4)
       ---------         ---- -------- --------    --------------- ------------ ----------   ------------
Bruce Mason............. 1994 $600,000 $630,000(1)                    53,000     $225,000(1)   $420,457
Chairman and Chief       1993 $583,333 $800,000                       64,500     $290,000      $356,531
 Executive Officer       1992 $500,000 $700,000                       74,000     $250,000      $193,991
Jack Balousek........... 1994 $450,000 $470,000                       38,000     $190,000      $242,693
President and Chief      1993 $450,000 $485,000                       58,000     $191,250      $253,583
 Operating Officer       1992 $450,000 $550,000                       66,400     $225,000      $197,749
Terry M. Ashwill........ 1994 $375,000 $395,000                       31,800     $190,000      $180,101
Executive Vice
 President, Chief
 Financial Officer
                         1993 $333,333 $380,000                       42,000     $166,700      $ 77,348
                         1992 $325,000 $340,000        $5,578         24,000     $162,500      $ 72,164
Brendan Ryan............ 1994 $394,166 $600,000                       16,600     $250,000      $211,356
President and CEO        1993 $365,000 $400,000                       24,000     $182,500      $123,163
 FCB/LKP                 1992 $365,000 $320,000                       28,000     $182,500      $116,459
Gregory W. Blaine....... 1994 $325,000 $340,000                       13,400     $162,000      $149,380
Executive Vice Presi-    1993 $295,000 $310,000                       11,400     $147,500      $111,554
dent,
 Director of Global      1992 $255,000 $185,000                       17,400     $ 89,000      $ 81,542
 Operating Systems

- - ----------------
(1) Mr. Mason on his own initiative requested that his incentive compensation be reduced in light of recent softness in the price of the Company's stock.

(2) Executive officer perquisites were below the amount required to be reported. The amount shown for Mr. Ashwill for 1992 is for tax reimbursements and allowances resulting from his relocation to Chicago.

(3) Amounts shown in this column are the total Deferred Variable Incentive Compensation awarded in the year shown. Upon award, this is 20% vested and vests an additional 20% at each of the next four anniversaries of the date of the award.

(4) Amounts shown in this column are for company contributions and accruals under compensation and benefit programs for the named executives. The amounts are as follows:

      The company contribution to the True North Profit Sharing-Retirement Plan was $12,129 for 1994 for each of the named executives.

      The company matching contribution to the True North Stock Purchase Plan was $4,801 for 1994 for each of the named executives.

      The company matching contribution to the True North Stock Purchase Integration Plan for 1994, was $50,568 for Mr. Mason, $31,927 for Mr. Balousek, $24,711 for Mr. Ashwill, $26,281 for Mr. Ryan and $19,900 for Mr. Blaine.

      The company contribution to the True North Profit Sharing Integration Plan for 1994 was $118,136 for Mr. Mason, $74,161 for Mr. Balousek, $57,138 for Mr. Ashwill, $60,842 for Mr. Ryan and $45,790 for Mr. Blaine.

      The amount accrued under the Company's Part-time Director Agreement for 1994, was $224,010 for Mr. Mason, $113,513 for Mr. Balousek, $81,322 for Mr. Ashwill, $100,339 for Mr. Ryan and $51,227 for Mr. Blaine.

      The company-paid amount for life insurance for 1994 was $10,813 for Mr. Mason, $6,162 for Mr. Balousek, $6,964 for Mr. Ryan and $15,533 for Mr. Blaine.

                                 STOCK OPTIONS

  During 1994, stock option grants covering 639,300 shares were awarded to 167 employees under the Company's Stock Option Plan. Each grant was made at the fair market value on the date of the award, vests over five years and is exercisable over ten years. The option grants in 1994 for the named executive officers are shown in the following chart.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL
                                                                      REALIZABLE VALUE AT
                                                                        ASSUMED ANNUAL
                                                                           RATES OF
                                                                          STOCK PRICE
                                                                       APPRECIATION FOR
                                     INDIVIDUAL GRANTS(1)                 OPTION TERM
                         -------------------------------------------- -------------------
                         NUMBER OF
                         SECURITIES  PERCENT OF
                         UNDERLYING TOTAL OPTIONS
                          OPTIONS    GRANTED TO   EXERCISE
                          GRANTED   EMPLOYEES IN   PRICE   EXPIRATION
NAME                        (#)      FISCAL YEAR   ($/SH)     DATE     5%($)     10%($)
- - ----                     ---------- ------------- -------- ---------- -------- ----------
Bruce Mason.............   53,000       8.3%      $22.625   2/16/04   $754,123 $1,911,096
Jack Balousek...........   38,000       5.9%      $22.625   2/16/04   $540,692 $1,370,220
Terry M. Ashwill........   31,800       5.0%      $22.625   2/16/04   $452,475 $1,146,658
Brendan Ryan............   16,600       2.6%      $22.625   2/16/04   $236,197 $  598,570
Gregory Blaine..........   13,400       2.1%      $22.625   2/16/04   $190,665 $  483,183

- - ----------------
(1) Options were granted at market price on the date of grant (2/16/94). All options are exercisable at a rate of 20% per year beginning on the first anniversary of the date of grant.

  Using the identical growth rates assumed above and the base share price of $22.625 on 2/16/94, the potential value of stock appreciation over the same ten year period is shown for all stockholders.

                                                          ALL STOCKHOLDER'S
                                                        POTENTIAL REALIZABLE
                                                          VALUE AT ASSUMED
                                                           ANNUAL RATES OF
                                                             STOCK PRICE
                                                          APPRECIATION FROM
                                                           2/16/94-2/16/04
                                                      -------------------------
                                                         5%($)        10%($)
                                                      ------------ ------------
All stockholders (3,429 stockholders holding
 23,199,342 shares at 2/16/94)....................... $330,097,427 $836,531,691

  The exercised shares, number of options held and their value at year end for the named executive officers are shown in the following table.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                  NUMBER OF
                                                  SECURITIES
                                                  UNDERLYING       VALUE OF
                                                 UNEXERCISED      UNEXERCISED
                                                OPTIONS AT FY-   IN-THE-MONEY
                               SHARES                END       OPTIONS AT FY-END
                              ACQUIRED  VALUE   -------------- -----------------
                                 ON    REALIZED  EXERCISABLE/    EXERCISABLE/
NAME                          EXERCISE   ($)    UNEXERCISABLE    UNEXERCISABLE
- - ----                          -------- -------- -------------- -----------------
Bruce Mason..................  9,000   $159,750 42,500/149,000 $304,950/$650,925
Jack Balousek................  2,400   $ 41,400 70,160/124,240 $578,280/$584,670
Terry M. Ashwill.............      0          0 30,000/ 87,800 $227,700/$381,300
Brendan Ryan.................      0          0 16,000/ 52,600 $119,300/$250,950
Gregory Blaine...............      0          0 10,560/ 34,560 $ 85,933/$150,478

PENSION PLAN

  The Pension Table that follows is required by SEC regulations, however on both a current and projected basis, none of the directors and officers will receive a benefit under the Company's Supplemental Pension Plan. The Plan covers all eligible employees of the Company and works in conjunction with the Company's primary retirement program, the True North Profit Sharing-Retirement Plan, to guarantee that total retirement benefits will not fall below a prescribed minimum level. Each of the named executives participates in the True North Profit Sharing-Retirement Plan, and in so doing, any benefit under the Supplemental Pension Plan is expected to be completely offset.

  The Supplemental Pension Plan provides for 45% of final average pay less offsets of 19.5% of social security final average compensation and the annuity value of an individual's Profit Sharing account. The table shows amounts without regard to these offsets, the maximum recognizable compensation limit ($150,000 in 1995) or the maximum annual retirement benefit ($120,000 in 1995). Compensation as defined above includes salary and incentive payments.

                               PENSION PLAN TABLE

  AVERAGE                                        YEARS OF SERVICE
   ANNUAL                          --------------------------------------------
COMPENSATION                          15       20       25       30       35
- - ------------                       -------- -------- -------- -------- --------
$300,000.......................... $ 67,500 $ 90,000 $112,500 $135,000 $135,000
 400,000..........................   90,000  120,000  150,000  180,000  180,000
 500,000..........................  112,500  150,000  187,500  225,000  225,000
 600,000..........................  135,000  180,000  225,000  270,000  270,000
 700,000..........................  157,500  210,000  262,500  315,000  315,000
 800,000..........................  180,000  240,000  300,000  360,000  360,000

  As of December 31, 1994, Mr. Mason had 26 years; Mr. Balousek had 16 years; Mr. Ashwill had 3 years; Mr. Ryan had 2 years; and Mr. Blaine had 16 years of credited service with the Company for qualification in the Supplemental Pension Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Stephen T. Vehslage, Newton N. Minow, Louis E. Scott and William A. Schreyer serve as the Company's Compensation Committee. Mr. Scott is a former officer of the Company who retired in 1987. In 1994, the Company and certain of its subsidiaries retained the legal services of Sidley & Austin, a firm where Mr. Minow is of counsel. The Company and certain of its subsidiaries expect to retain Sidley & Austin in 1995.

                              COMPANY PERFORMANCE

  The following line graph provides a five-year comparison of cumulative total returns for the Company, the S&P 500 Composite Index and an Advertising Index comprised of: True North Communications Inc., The Interpublic Group of Companies, Inc., Omnicom Group Inc., Grey Advertising Inc., Saatchi & Saatchi Company PLC (ADR) and WPP Group plc (ADR).


                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                   AMONG TNC, S&P 500 AND ADVERTISING INDEX


Measurement Period                        S&P          ADVERTISING
(Fiscal Year Covered)        TNC          500          INDEX
- - -------------------          ----         ---          -----------
Measurement Pt-
12/31/89                     $100         $100         $100
FYE 12/31/90                 $ 73         $ 97         $ 71
FYE 12/31/91                 $ 96         $126         $103
FYE 12/31/92                 $123         $135         $128
FYE 12/31/93                 $192         $149         $138
FYE 12/31/94                 $176         $150         $149


                PROPOSAL 2--APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Company has selected Arthur Andersen & Co. as auditors of the Company and its subsidiaries for the fiscal year 1995. This firm of independent public accountants has served the Company in this capacity since 1943. A representative of Arthur Andersen & Co. is expected to be present at the annual meeting and will have the opportunity to make a statement and will also be available to respond to appropriate questions.

  THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE, IS REQUIRED TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN & CO. ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PROPOSAL. NON-VOTED SHARES WILL NOT BE CONSIDERED PRESENT AND ENTITLED TO VOTE ON THE PROPOSAL.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS AUDITORS FOR 1995.

                            SOLICITATION OF PROXIES

  The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company. Such solicitation of proxies normally will be made by mail. Employees of the Company may also solicit proxies by telephone or personal contact, but at no additional compensation. Bankers, brokers and others holding Common Stock of the Company in their names or in the names of nominees will be reimbursed for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of such shares. The total cost of solicitation of proxies will be borne by the Company.

  The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not currently known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

  In order to be considered for inclusion in the Company's Proxy Statement for its annual meeting to be held in 1996, all stockholder proposals must be received by the Company on or prior to December 12, 1995.

                                                /s/ Dale F. Perona
                                                Dale F. Perona
                                                  Secretary

Dated: April 10, 1995

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1994 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE UPON THE WRITTEN REQUEST OF ANY STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING DIRECTED TO THE ATTENTION OF DALE F. PERONA, SECRETARY OF THE COMPANY, AT 101 EAST ERIE STREET, CHICAGO, ILLINOIS 60611-2897.

[X] Please mark your votes as in this example.                            3294
                                                                          ----

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1 AND 2.
- - --------------------------------------------------------------------------------

1. Election of Directors (see reverse)
       FOR       WITHHELD
       [_]         [_]

(For except as marked to the contrary below.)


- - --------------------------------------------------------------------------------

2. Proposal to approve the appointment of Arthur Andersen & Co. as auditors for 1995.
       FOR        AGAINST         ABSTAIN
       [_]          [_]             [_]

Change of Address/Comments on Reverse Side  [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
- - --------------------------------------------------------------------------------

The undersigned hereby acknowledges receipt of the Notice of the 1995 Annual Meeting of Stockholders and accompanying Proxy Statement.

PLEASE SIGN BELOW EXACTLY AS NAME APPEARS. When shares are held by joint ten-ants, both should sign. When signing as Guardian, Executor, Administrator, At-torney, Trustee, etc. please give full title as such. If a corporation, sign in full corporate name, by President or other authorized officer, giving title, if a partnership, sign in partnership name by authorized person.

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------
SIGNATURE(S)                                                    DATE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                            . FOLD AND DETACH HERE .

                               65th Anniversary
                              Levi Strauss & Co.

This year we celebrate the 65th anniversary of FCB's partnership with Levi Strauss & Co., one of the most enduring and successful brand-building relationships in the history of American advertising.

    Since 1930, FCB has worked to create advertising as good as Levi's products themselves . . . ads with a human touch that strike a universal chord. From the favorite choice of cowboys and cattlemen, Levi's have become a commanding global fashion icon, the uniform of youth--and those who think young--the world over. And Levi Strauss & Co. has grown to be the world's largest apparel company. Our thanks to a great client as we conquer new worlds together.

- - --------------------------------------------------------------------------------

P R O X Y

                         TRUE NORTH COMMUNICATIONS INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The signatory hereby appoints BRUCE MASON and GREGORY BLAINE, and each or ei-ther of them, with full power of substitution and resubstitution, attorneys and proxies with the powers the signatory would possess if personally present to vote all the shares of Common Stock of the signatory in TRUE NORTH COMMUNICA-TIONS INC. at the annual meeting of its stockholders to be held at The Mandarin Oriental Hotel, The Embassy Room--Second Floor, 222 Sansome Street, San Fran-cisco, California, on May 17, 1995 at 1:00 P.M. local time, to vote on the pro-posals set forth on the opposite side of this card.

Election of Directors, Nominees:
B. Mason, L.E. Scott, S.T. Vehslage,
N.N. Minow, W.A. Schreyer, C.R.
Wiggins, J.B. Balousek, M. Levy, G.W.
Blaine, L. Cutler,
T.M. Ashwill, J. B. Ryan, R. S.
Braddock.


        (change of address/comments)

- - -----------------------------------------

- - -----------------------------------------

- - -----------------------------------------

- - -----------------------------------------

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                 SEE REVERSE
                                                                     SIDE
                            . FOLD AND DETACH HERE .

                           GRAPHIC MATERIAL APPENDIX



1. Page 11 of the Proxy Statement includes a line graph comparing the cumulative total return on the Common Stock of the Company for the last five years with the cumulative total return on the S&P 500 Composite Index and an index of peer companies selected by the Company. A paper copy of this line graph was filed with the Securities and Exchange Commission under cover of Form SE on April 13, 1995.


2.      An attachment to the Proxy Card contains the following text:

                               65th Anniversary

        Then off to the side is a Levi Strauss & Co. jean tab.